Exhibit 99.1


CONTACTS:

For Genzyme                                          For BioMarin
Carol Miceli (investors)                             Joshua Grass (investors)
(415) 761-8935                                       (415) 884-6777

Dan Quinn (media)                                    Francesca DeVellis (media)
(617) 591-5849                                       Feinstein Kean Healthcare
                                                     (617) 761-6703

For Immediate Release
June 11, 2003



           Genzyme, BioMarin Receive Marketing Approval for Aldurazyme

                                in European Union

     Cambridge, Mass. and Novato, Ca., USA - Genzyme General (Nasdaq: GENZ) and BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) today announced that the European Commission has granted marketing authorization for Aldurazyme(R)(laronidase), the first specific treatment approved in the European Union for patients with the genetic disease mucopolysaccharidosis I (MPS I).

     Aldurazyme, administered once-weekly, has been approved in the 15 countries of the European Union for long-term enzyme replacement therapy in patients with a confirmed diagnosis of MPS I, to treat the non-neurological manifestations of the disease.

     "Aldurazyme has had a dramatic and positive impact on the lives of patients who have received it through our clinical trials," said Ed Wraith, MD, director of the Willink Biochemical Genetics Unit in Manchester, UK, and a principal investigator for the Aldurazyme clinical trials. "Making Aldurazyme broadly available will now allow us to improve the lives of all patients with MPS I."

     Aldurazyme was developed by BioMarin and Genzyme under a joint venture agreement that assigns commercial manufacturing responsibilities to BioMarin, and worldwide sales and marketing responsibilities to Genzyme. Aldurazyme was approved in the United States on April 30, 2003, and patients began to receive therapy in mid-May.

     Genzyme will launch Aldurazyme in the European Union on a country-by-country basis, as pricing and reimbursement approvals are obtained. As the first orphan drug approved for MPS I in the European Union, Aldurazyme has been granted ten years of market exclusivity.

     The companies anticipate that the joint venture will achieve worldwide revenues from Aldurazyme sales of between $10 and $13 million during the remainder of 2003. The respective contributions from the United States and Europe will depend on the timing of obtaining reimbursement approvals in each region.

     Applications to market Aldurazyme are also pending in Israel, Canada, New Zealand and Australia, and the companies expect a regulatory response in these countries in late 2003 or early 2004.

     In launching Aldurazyme in Europe, Genzyme will build on more than a decade of experience in bringing enzyme replacement therapies to patients with rare genetic diseases. Genzyme's substantial European commercial infrastructure includes sales and marketing teams that also offer Cerezyme(R) (imiglucerase) for Gaucher disease, and Fabrazyme(R) (agalsidase beta) for Fabry disease.

About MPS I

     MPS I is a rare, progressive, heterogeneous, debilitating disease caused by a deficiency of the enzyme alpha L-iduronidase that affects an estimated 3,000 to 4,000 people worldwide. Patients who lack this enzyme accumulate a carbohydrate called glycosaminoglycan (GAG) in tissues and organ systems. A majority of patients die before adulthood due to a wide range of problems related to the disease, including progressive damage to the heart, lungs and liver. Aldurazyme addresses the underlying cause of MPS I by replacing the missing enzyme through a weekly infusion. More information about MPS I can be found at http://www.mpsIdisease.com.

     Clinical data submitted to the EMEA in support of Aldurazyme's marketing application included safety and efficacy data from a Phase 1/2, 10-patient, open-label trial and extension study, from a Phase 3, 45-patient, randomized, double-blind, placebo controlled trial, as well as from the open-label extension portion of the Phase 3 trial.

     Aldurazyme will be manufactured at BioMarin's plant in Novato, California, USA, which has sufficient capacity to launch the product and to meet world-wide commercial demand. Bulk enzyme will be sent to Genzyme's manufacturing facility in Allston, Mass., USA, or to a third-party facility for the final filling and finishing process. Genzyme's manufacturing facility in Haverhill, UK, will be responsible for import and batch release in the European Economic Area.

     Genzyme General develops and markets therapeutic products and diagnostic products and services. Genzyme General has six therapeutic products on the market and a strong pipeline of therapeutic products in development focused on the treatment of genetic diseases and other chronic debilitating disorders with well-defined patient populations. Genzyme General is a division of Genzyme Corp.

     BioMarin    Pharmaceutical    specializes    in   the    development    and
commercialization   of   therapeutic   enzyme   products   to   treat   serious,
life-threatening diseases and conditions.

     The most common side effects associated with treatment with Aldurazyme in clinical trials were upper respiratory tract infection, rash, and injection site reaction. The most common adverse reactions requiring treatment were infusion-related hypersensitivity reactions including flushing, fever, headache, and rash. The most serious adverse reaction reported with Aldurazyme was an anaphylactic reaction consisting of hives and blockage of the breathing tubes, which occurred in one person. Emergency surgery was required to help this patient breathe. This patient's underlying disease may have contributed to the severity of this reaction. The majority of patients in clinical studies developed an immune response to treatment with Aldurazyme. The clinical
significance   of  this   response  is  unknown.   Aldurazyme  is  available  by
prescription only. Full US prescribing information is available at http://www.genzyme.com/corp/AZpi.pdf. European prescribing information will be available in the coming weeks.

     This press release contains forward-looking  statements,  including without limitation statements about: expectations and plans related to the commercialization and manufacture of Aldurazyme, including the anticipated timing of product launch in Europe; market exclusivity for Aldurazyme in Europe; expected worldwide revenues from Aldurazyme; anticipated timing of actions by regulatory authorities in Israel, Canada and Australia regarding marketing applications for Aldurazyme; and estimates concerning the MPS I patient population. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the content and actual timing of decisions by regulatory authorities concerning marketing applications and labeling for Aldurazyme and manufacturing facilities to be used for Aldurazyme; the content and timing of pricing and reimbursement approvals for Aldurazyme; the effectiveness of the companies' commercialization plan for Aldurazyme and Genzyme's distributors and sales and marketing teams; the ability to manufacture sufficient quantities of product and to do so in a timely and cost efficient manner; decisions made by physicians, patients and third party payers regarding the use of and reimbursement for Aldurazyme; the safety and efficacy data obtained from commercial-scale use of Aldurazyme; the results of the on-going safety and pharmacokinetics study and the planned dose optimization study of Aldurazyme; the nature of the long-term data collected through a registry setting; the companies' ability to obtain and maintain adequate patent and other proprietary rights protection for Aldurazyme; the scope, validity and enforceability of patents and other proprietary rights held by third parties related to therapies for MPS I and the actual impact of such patents and other rights on the companies' ability to commercialize Aldurazyme; the ability to establish and maintain relationships with third party distributors and fill/finish facilities; the timing and content of decisions by regulatory authorities regarding other products and exceptions to orphan drug market exclusivity; the continued funding and operation of the joint venture between Genzyme and BioMarin; the accuracy of the companies' information concerning the MPS I patient population and the competitive environment; and the risks and uncertainties described in reports filed by Genzyme and BioMarin with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the factors contained under the caption "Factors Affecting Future Operating Results" in Exhibit 99.2 to Genzyme Corporation's 2002 Annual Report on Form 10-K, as amended. Genzyme General Division common stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme General Division common stock are subject to all of the risks and uncertainties described in Genzyme Corporation reports. Genzyme and BioMarin caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme and BioMarin undertake no obligation to update or revise the statements.

     Genzyme(R), Cerezyme(R) and Fabrazyme(R) are registered trademarks of Genzyme Corporation. Aldurazyme(R) is a registered trademark of BioMarin/Genzyme LLC. All rights reserved.

     BioMarin's press releases and other company information are available online at http://www.biomarinpharm.com. Information on BioMarin's Web site is not incorporated by reference into this press release.


                                      # # #

     Genzyme's press releases and other company information are available at www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.

  More information about Aldurazyme is available at http://www.aldurazyme.com.